Exhibit 10.2

Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is entered into as of November 9, 2021 (the “Effective Date”), by and among Perimeter Solutions, SA, a public company limited by shares (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg with its registered office at 12E, rue Guillaume Kroll, L-1882, Grand Duchy of Luxembourg and to be registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) (“Assignee”), EverArc Holdings Limited, a company limited by shares incorporated with limited liability under the laws of the British Virgin Islands (“Assignor”), and, for purposes of acknowledging and consenting to such assignment, EverArc Founders LLC, a Delaware limited liability company (“EverArc Founders”).

WHEREAS, Assignor and EverArc Founders are parties to that certain Advisory Services Agreement, dated as of December 12, 2019 (the “Founder Agreement”);

WHEREAS, Assignee and Assignor are parties to that certain Business Combination Agreement, dated as of June 15, 2021 (the “BCA”), by and among Assignor, Assignee, SK Invictus Holdings S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B221.541, SK Invictus Intermediate S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B 221.545, and EverArc (BVI) Merger Sub Limited, a company limited by shares incorporated with limited liability under the laws of the British Virgin Islands (“Merger Sub”), whereby, among other things, Assignor will cancel the listing of its outstanding shares and warrants on the London Stock Exchange and merge with and into Merger Sub, with Assignor surviving such merger as a direct wholly-owned subsidiary of Assignee;

WHEREAS, Section 10 of the Founder Agreement provides that if, following the Acquisition (as defined in the Founder Agreement), Assignor is not the publicly traded entity, Assignor shall cause the rights and obligations of Assignor to be assigned to and assumed by (upon consummation of the Acquisition) such publicly traded parent company or affiliate of Assignor;

WHEREAS, following the Acquisition, Assignee will be the publicly traded parent company of Assignor;

WHEREAS, in connection with the Acquisition, Assignor wishes to convey, transfer, assign and deliver to Assignee the Founder Agreement in accordance with the terms of this Agreement and the Founder Agreement and Assignee wishes to acquire and accept from Assignor such assignment and to assume all of the obligations of Assignor under the Founder Agreement; and

WHEREAS, EverArc Founders wishes to acknowledge and consent to the assignment contemplate by this Agreement.

NOW, THEREFORE, in consideration of the premises set forth below, Assignee and Assignor hereby agree as follows:

1. Assignment and Assumption. Effective as of the date hereof, Assignor hereby absolutely assigns, transfers and conveys to Assignee all of the Assignor’s right, title and interest in and to the Founder Agreement. Assignee hereby accepts such assignment and assumes all of the obligations of Assignor under the Founder Agreement arising from and after the date hereof as if Assignee were the “Company” (as defined in the Founder Agreement). EverArc Founders hereby acknowledges and consents to such assignment and assumption of the Founders Agreement.

2. Amendments to Founder Agreement. Effective as of the date hereof, in order to recognize the Assignee shall be the “Company” under the Founder Agreement, the following amendments shall be made to the Founder Agreement:

(a) the first sentence of Section 4 of the Founder Agreement is hereby replaced with the following sentence:

“During the term of this Agreement, Advisor shall have the right to nominate for election to the Board six (6) directors (the “Designees”) and, subject to any such Designee having consented in writing or otherwise to such appointment pursuant to article 1985 of the Luxembourg civil code and not being disqualified for appointment under article 444-1 of the Luxembourg commercial code, the Company shall cause each Designee to be appointed as a director of the Board.”

(b) The term “Act” shall be deleted.

(c) All other defined terms shall be revised or amended, mutatis mutandis, to reflect the fact that Assignee shall be the “Company” under the Founder Agreement.

3. Further Assurances. From time to time after the Effective Date, each party shall, upon the reasonable request of any other party, execute and deliver, or cause to be executed and delivered, such further instruments of conveyance, assignment, delegation, transfer and assumption, and take such further action, as may reasonably be requested in order to more effectively carry out the purposes and intent of this Agreement.

4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission, e-mail or other electronic delivery shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, regardless of principles of conflicts of laws.

6. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT) BROUGHT BY OR AGAINST IT THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

ASSIGNEE:

PERIMETER SOLUTIONS SA

By:	/s/ Haitham Khouri

Name:	Haitham Khouri
Title:	Director

ASSIGNOR:

EVERARC HOLDINGS LIMITED

By:	/s/ Nicholas Howley

Name:	Nicholas Howley
Title:	Director

EVERARC FOUNDERS:

EVERARC FOUNDERS LLC

By:	/s/ Haitham Khouri

Name:	Haitham Khouri
Title:	Founder

[Signature Page – Assignment and Assumption Agreement]